UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2017

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2017, Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Bahram Akradi.

Under the terms of the Letter Agreement, the Company agreed, among other things, to increase the size of the Company’s Board of Directors (the “Board”) from seven to eight directors and to appoint Mr. Akradi to the Board.

Pursuant to the Letter Agreement, Mr. Akradi is subject to standstill provisions that remain in effect until the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”), unless, in the case of certain provisions, Mr. Akradi is no longer a member of the Board. These provisions restrict Mr. Akradi’s ability to engage in certain proxy solicitations (including regarding representation on the Board or any other proposal brought by the Company’s shareholders), form a group, call meetings of shareholders, deposit shares into a voting trust or make any public request to amend the terms of the Letter Agreement.
The Letter Agreement further provides that, at the 2018 Annual Meeting, Mr. Akradi will vote all shares of Company common stock that he is entitled to vote in accordance with the Board’s recommendation with respect to any (i) proposal requesting ratification of the Company’s independent accounting firm, (ii) say-on-pay proposal and (iii) shareholder proposal.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 24, 2017, the Company issued a press release announcing the execution of the Letter Agreement and the appointment of Mr. Akradi to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, the Board increased its size from seven to eight directors and appointed Bahram Akradi to the Board. Mr. Akradi is the Chairman, President and Chief Executive Officer and a director of LTF Holdings, Inc. and its subsidiary, Life Time Fitness, Inc., and owns approximately 9.8 percent of the Company’s common shares. The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated July 21, 2017 by and between Bahram Akradi and the Company
99.1	Press release of Northern Oil and Gas, Inc., dated July 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2017	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated July 21, 2017 by and between Bahram Akradi and the Company
99.1	Press release of Northern Oil and Gas, Inc., dated July 24, 2017